                                                                    Exhibit 10.1




                              EMPLOYMENT AGREEMENT

         AGREEMENT, made as of the 22nd day of October, 2001, is entered into by and among BSB Bancorp, Inc., a Delaware corporation (the "Corporation"), BSB Bank & Trust Company, a New York chartered bank and trust company (the "Bank") and Howard W. Sharp (the "Executive"). The Corporation and the Bank are collectively referred to as the "Employers."

         WHEREAS, the Employers and the Executive have entered into an Employment Agreement dated as of November 10, 2000, as amended (the "Prior Agreement");

         WHEREAS, the Employers and the Executive desire to enter into this Agreement to supercede and replace the Prior Agreement and to provide for the employment of the Executive on the terms and conditions set forth herein;

         WHEREAS, for the purpose of effecting the same, the Boards of Directors of the Employers (the "Boards") have approved this Employment Agreement and authorized its execution and delivery on the Employers' behalf to the Executive; and

         WHEREAS, the parties desire to enter into this Agreement, setting forth the terms and conditions for the employment relationship of the Executive with the Employers.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Executive shall be employed as the President and
            ----------
Chief Executive Officer of the Employers and shall serve in such capacity during the Employment Term (as defined in Section 5 below). The Executive agrees that, during the Employment Term and in his capacity as President and Chief Executive Officer or any other title(s) or position(s) to which the Executive may be elected during the Employment Term, he will devote his full business time and energy to the business, affairs and interests of the Employers and serve them diligently and to the best of his ability. The duties and responsibilities to be performed by the Executive shall be those appropriate to President and Chief Executive Officer of the Employers as in effect currently, and from time to time hereafter specified by the Employers' by-laws or as otherwise specified by the Boards. In addition, following his election to the Boards, the Executive will serve as a director and as a member of any committee of either of the Boards to which he is elected, without additional compensation.

         2. Salary and Bonus.
            ----------------

            (a) The Employers agree to pay the Executive during the Employment Term a salary at an annual rate not less than $356,000. The Executive's salary shall be increased in the sole and absolute discretion of the Board or committees thereof duly authorized by the Board to so act.

            (b) The salary of the Executive shall not be decreased at any time during the Employment Term from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits, other than salary reduction programs in which the Executive elects to participate, shall not reduce the salary payable to the Executive under this
Section 2. The salary under this Section 2 shall be payable to the Executive not less frequently than monthly.

         3. Business and Relocation Expenses.
            --------------------------------

            (a) During the Employment Term, the Employers shall reimburse the Executive for reasonable and customary business expenses, including the reasonable costs of business entertainment and travel, in accordance with the policies of the Employers, in connection with the performance of his duties hereunder, promptly



                                       20

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PART II OTHER INFORMATION

upon periodic presentation by the Executive of an itemized account of such expenses and reasonable substantiation, in accordance with the Employers' policies concerning reimbursement of business expenses.

           (b) During the Employment Term, the Bank shall pay or reimburse the Executive for membership dues at the Binghamton Country Club and the Binghamton City Club, both located in the Binghamton, New York area, to be used for business entertainment by the Executive.

       4.  Participation in Retirement and Employee Benefit Plans; Fringe
           --------------------------------------------------------------
Benefits; Stock Option. During the Employment Term, the Executive shall be
----------------------
eligible to participate in all incentive, bonus, management recognition, equity compensation, retirement, deferred compensation, fringe benefit or welfare benefit plans of the Employers that are applicable to executive employees of the Employers generally, including plans providing for stock options, restricted stock, employee stock purchases, pension or retirement income, retirement savings, employee stock ownership, deferred compensation and medical, prescription drug, dental, disability, employee life, group life, accidental death and travel accident insurance that the Employers may adopt or maintain for the benefit of executive employees of the Employers during the Employment Term, in accordance with the terms of such plans.

       5.  Term.   The term of employment under this Agreement shall commence on
           ----
the date of this Agreement and shall end on October 22, 2004 (the "Initial Term"). This Agreement shall be automatically renewed for an additional consecutive 12-month period (the "Extended Term") as of October 22, 2002 and every anniversary of October 22 thereafter, unless contrary written notice to each of the other parties has been given either by the Executive or by both of the Employers at least six months before any such renewal date. Such Initial Term and all such Extended Terms are collectively referred to herein as the "Employment Term".

       6.  Standards. The Executive shall perform his duties and
           ---------
responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board and communicated in writing to the Executive. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the financial institutions industry.

       7.  Voluntary Absences; Vacations. The Executive shall be entitled,
           -----------------------------
without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Executive shall be entitled to paid vacation days totaling 20 business days per year. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

       8.  Termination of Employment.
           -------------------------

           (a)      (i)      Subject to the other provisions of this Agreement,
the Employers may terminate the Executive's employment at any time.

                    (ii) The Executive shall have no right to receive compensation or other benefits for any period after he voluntarily terminates of his employment without "Good Reason" (as defined below) or the Employers involuntarily terminate his employment for "Cause" (as defined below).

                    (iii) The parties acknowledge and agree that damages that will result to the Executive for involuntary termination without Cause or termination by the Executive with "Good Reason" (as defined below) shall be extremely difficult or impossible to establish or prove, and agree that, subject to Section 11 of this Agreement, the Employers shall be obligated, following such termination, to:

                             (A)     except as provided in (B) below, continue
to pay to the Executive (subject to applicable payroll or other taxes required to be withheld) compensation in accordance with Section 2(a) hereof for the remaining term of this Agreement; or

                             (B)     if such involuntary termination without
Cause is effected at the request or direction of an acquiring party in connection with a "Change in Control" (as defined below), or if such involuntary termination without Cause or termination by the Executive for Good Reason occurs during the 12-month period


                                       21

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PART II OTHER INFORMATION

following a Change in Control, pay the Executive on or before the last day of the Executive's employment with the Employers a lump sum cash amount (subject to applicable payroll or other taxes required to be withheld) equal to 2.99 times the average annual cash compensation paid by the Employers to the Executive during the five calendar years (or such lesser period during which the Executive was employed by the Employers) preceding the calendar year in which the Change in Control occurs, such average amount to be determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and proposed or final regulations thereunder (but disregarding any non-cash compensation paid to the Executive during such period).

         The amounts payable hereunder shall not be reduced by the Executive's earnings from other employment or self-employment after termination of his employment with the Employers. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement, the payments provided for under this
Section 8(a)(iii) shall constitute liquidated damages and shall be in complete satisfaction of the Employers' obligations under this Agreement.

               (iv) In addition to the liquidated damages above described that are payable to the Executive, subject to Section 11 of this Agreement, in the event of any such termination without Cause or termination with Good Reason, during the period in which payments are required to be made under Section 8(a)(iii)(A) above, or for three years in the case of a termination described in
Section 8(a)(iii)(B) above, or such longer period as may be provided by the terms of the appropriate plan, the Employers shall continue in effect all medical, prescription drug, dental, disability, employee life, group life and accidental death insurance and other employee welfare plans for the benefit of the Executive and, if applicable, the Executive's family, which would have been provided to them in accordance with Section 4 of this Agreement if the Executive's employment had not been terminated; provided, however, that if the Executive is eligible to receive medical, prescription drug or dental benefits under an employee benefits plan sponsored by a subsequent employer, the medical prescription drug and dental benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

               (v) Subject to Section 11 of this Agreement, in the event of any such termination without Cause or termination with Good Reason, if upon the date of termination of the Executive's employment the Executive holds any options with respect to stock of Corporation, all such options will immediately become exercisable upon such date and will be exercisable for not less than three months thereafter. To the extent such acceleration of vesting or exercisability of such options is not permissible under the terms of any plan pursuant to which the options were granted, Employers will pay to the Executive, in a lump sum, within three month after termination of employment, an amount equal to the excess, if any, of the aggregate fair market value of all stock of Corporation subject to such options, determined on the date of termination of employment, over the aggregate option price of such stock, and the Executive will surrender all such options unexercised. For the purposes of this Agreement, in the event that such stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq Stock Market, or is publicly traded in an established securities market, in determining the fair market value of the stock, Employers shall use the average of the closing prices of such stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the five trading dates immediately before the date of termination (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on one or more of such dates, on the next preceding day on which any such sale shall have been made.

               (vi) For purposes of this Agreement:

               "Cause" shall mean the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order of the Federal Deposit Insurance Corporation ("FDIC") or a material breach of any provisions of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel satisfactory to the Employers shall not be deemed to be willful.

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PART II OTHER INFORMATION

               "Good Reason" shall mean:

                        (1) the assignment to the Executive by the Employers of duties materially inconsistent with the Executive's position, duties, responsibilities, and status as President and Chief Executive Officer of the Employers, a material adverse change in the Executive's titles or offices, any removal of the Executive from or any failure to reelect the Executive to any of such officer positions, except in connection with the termination of his employment for Cause, or any action that would have a material adverse effect on the physical conditions in which or location at which the Executive performs his employment duties;

                        (2) a reduction by the Employers in the Executive's salary under Section 2(a) without the Executive's consent; or

                        (3) any other action or inaction that constitutes a material breach by the Employers or either of them of this Agreement.

               "Change in Control" shall mean a change of control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Corporation representing 25% or more of the combined voting power of Corporation's then outstanding securities unless, immediately after such transaction, persons who were stockholders of the Corporation immediately before such transaction own at least 75% of the capital stock or other equity interests of such person, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Boards cease for any reason to constitute at least a majority thereof unless the election of each Director, who was not a Director at the beginning of such period, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, (iii) Corporation shall cease to be a publicly owned corporation, or (iv) any merger or consolidation of Corporation with or into another entity shall occur as a result of which the stockholders of Corporation do not retain or acquire 75% or more of the capital stock of the resulting entity.

        (b) The Executive shall have no right to terminate his employment under this Agreement before the end of the Employment Term, unless
(i) such termination is approved by the Boards or (ii) such termination is with "Good Reason" as defined above.

        (c) During the Employment Term and following termination of the Executive's employment with the Employers, the Employers shall be entitled, in addition to their other legal remedies, to enjoin the employment of the Executive with any significant competitor of the Employers (or either of them) for a period of one year or the then remaining Employment Term plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, mortgage banking company or a holding company affiliate of any of the foregoing which, at the date of its employment of the Executive, has an office out of which the Executive would be primarily based that is located within 100 miles of the Bank's office located at 58-68 Exchange Street, Binghamton, New York. If any court or other tribunal having jurisdiction to determine the validity or enforceability of this paragraph determines that, strictly applied, it would be invalid or unenforceable, the definition of "significant competitor" and the time provisions used shall be deemed modified to the extent necessary (but only to that extent) so that the restrictions in that subsection, as modified, will be valid and enforceable.

               (d) In the event the employment of the Executive is terminated by the Employers without Cause or by the Executive for Good Reason under Section 8(a) hereof and the Employers fail to make timely payment of the amounts then owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Executive. Such reimbursement and interest shall be in addition to all amounts to which the Executive is otherwise entitled to under this Agreement.

               (e) In the event of the Executive's death during the Employment Term, his estate shall be entitled to receive any unpaid salary or other compensation owing to the Executive. This Agreement shall thereupon terminate, except that any vested rights of the Executive shall then be exercised by his estate.

               (f) In the event the Executive becomes disabled during the Employment Term under circumstances that would entitle him to benefits under the Employers' long-term disability plan and, as a result of such disability, he is unable to perform his duties hereunder for an uninterrupted period of more than six months, the Employers may terminate the Executive's employment without liability under Section 8(a) hereof and this Agreement shall thereupon terminate. Any such termination shall not affect the Executive's rights to benefits pursuant to any applicable long-term disability plan of the Employers.

               (g) Notwithstanding any other provision in this Agreement, (i) the Employers may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were for Cause under Section 8(a) hereof, to the extent required by the applicable laws of the State of New York related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the New York State Banking Department, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or other state or federal banking regulatory agency having jurisdiction over the Corporation or the Bank and (ii) no payment shall be required to be made to or for the benefit of the Executive under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employers' burden to prove that any such action was so required.

          10.  Confidential Information.
               ------------------------

               (a) The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Employers during the course of the Executive's employment are the property of the Employers, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Employers of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Term) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations or data without the consent of the Boards, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's unauthorized acts or omissions to act or the unauthorized acts or omissions to act of other employees of the Employers. The Executive agrees to deliver to the Bank at the termination of the Executive's employment, or at any other time the Bank may request in writing (whether during or after the Employment Term), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Employers and their predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

               (b) The Executive acknowledges that the restrictions contained in this Section 10 hereof are reasonable and necessary, in view of the nature of the Employers' business, in order to protect the legitimate interests of the Employers, and that any violation thereof would result in irreparable injury to the Employers. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 10(a) hereof, the Employers shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Employers from pursuing any other remedies available to them for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

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               11.  Section 280G Gross-Up Payment.
                    -----------------------------

                    (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below in this Section 11(a), in the event it shall be determined that any payment or distribution by the Employers, or any other member of the affiliated group (as determined for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code") of which any Employer is a member, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 11(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $10,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                    (b) Subject to the provisions of Section 11(c), all determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other certified public accounting firm reasonably acceptable to the Employers as may be designated in writing by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employers and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employers. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm reasonably acceptable to the Employers to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employers. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by the Employers to the Executive within five business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employers and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the initial Gross-Up Payments made by the Employers will be inadequate and that additional Gross-Up Payments by the Employers should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employers exhaust their remedies pursuant to Section 11(c) and the Executive thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employers to or for the benefit of the Executive.

                    (c) The Executive shall notify the Employers in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employers of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive receives written notice of such claim and shall apprise the Employers of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of 30 days following the date on which the Executive gives such notice to the Employers (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employers notify the Executive in writing prior to the expiration of such period that they desire to contest such claim, the Executive shall:

                          (i)   give the Employers any information reasonably
requested by the Employers relating to such claim,

                          (ii)   take such action in connection with contesting
such claim as the Employers shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Employers and reasonably acceptable to the Executive,

                          (iii)  cooperate with the Employers in good faith in
order effectively to contest such claim, and

                          (iv)   permit the Employers to participate in any
proceedings relating to such claim; provided, however, that the Employers shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                    Without limitation on the foregoing provisions of this
Section 11(c), the Employers shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employers shall determine; provided, however, that if the Employers direct the Executive to pay such claim and sue for a refund, the Employers shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employers' control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (d) If, after the receipt by the Executive of an amount advanced by the Employers pursuant to Section 11(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employers' continued compliance with the requirements of this Section 11) promptly pay to the Employers the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employers pursuant to Section 11(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employers do not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination (or if any such contest shall be finally determined in a manner adverse to such refund being allowed), then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

          12.       Miscellaneous.
                    -------------

                    (a)   No Assignment. This Agreement is personal to each of
                          -------------
the parties hereto. No party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive, all of his rights to receive payments hereunder shall become rights of his estate as provided in Section 8(e) hereof.

                    (b)   Entire Agreement, Other Contracts. This Agreement
                          ---------------------------------
constitutes the entire agreement between any of the parties respecting the employment of the Executive, there being no representations, warranties or commitments except as set forth herein. The Prior Agreement is hereby replaced and superceded and shall be of no further force or effect after the date hereof. The Executive shall not, during the Employment Term, have any other paid employment other than with a subsidiary or affiliate of the Employers, except with the prior written approval of the Boards.

               (c)   Amendments or Additions; Action by Boards. No amendments or
                     -----------------------------------------
additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by the Boards shall be required in order for the Employers to authorize any amendments or additions to this Agreement or to give any consents or waivers of provisions of this Agreement, or to terminate the Executive's employment with or without Cause under Section 8(a) hereof.

               (d)   Section Headings. The section headings used in this
                     ----------------
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

               (e)   Severability. The provisions of this Agreement shall be
                     ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

               (f)   Governing Law. This Agreement shall be governed by the laws
                     -------------
of the United States, where applicable, and otherwise by the laws of the State of New York other than the choice of law rules thereof to the extent such rules would require that the laws of another jurisdiction apply.

               (g)   Notice. All notices, demands, requests, or other
                     ------
communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                                 BSB BANCORP, INC.
                                 58-68 Exchange Street
                                 Binghamton, New York 13902
                                 Attention: Chairman of the Board of Directors

or if to the Executive:          Howard W. Sharp
                                 5 Riverside Towers
                                 Apt. 1106
                                 Binghamton, New York 13905

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

               (h)   Counterparts. This Agreement may be executed in several
                     ------------
counterparts, for the convenience of the parties, but shall constitute one and the same instrument.

               (i)   Express Agreement of Successor Required. The Employers will
                     ---------------------------------------
require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation or the Bank to expressly agree to honor this Agreement without modification and to perform the respective obligations of the Employers hereunder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date and year first above written.


Attest:                                  BSB BANK & TRUST COMPANY


Mary I. Hoskins                          By  /s/ Larry G. Denniston
--------------------------                   -----------------------------------
                                             SVP and Corporate Secretary
                                             -----------------------------------


Attest:                                  BSB BANCORP, INC.


Mary I. Hoskins                          By  /s/ Larry G. Denniston
--------------------------                   -----------------------------------
                                             SVP and Corporate Secretary
                                             -----------------------------------


                                         /s/ Howard W. Sharp
                                         ---------------------------------------
                                         Howard W. Sharp
                                         Executive